EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

TABLE OF CONTENTS

Page
Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2013 and 2012	3

Balance Sheet as of September 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the nine months ended September 30, 2013 and 2012	6

Statement of Changes in Shareholder’s Equity	7

STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2013	2012	2013	2012

Operating Revenues	$47,360	$51,925	$260,111	$217,983

Operating Expenses
Operation
Natural gas purchased	18,085	26,050	135,468	109,005
Operation and maintenance	15,405	16,991	51,952	46,110
Depreciation and amortization	7,289	6,919	27,522	26,736
Taxes - other than income taxes	4,059	3,665	16,105	13,881
Total Operating Expenses	44,838	53,625	231,047	195,732
Operating Income	2,522	(1,700)	29,064	22,251

Other Income and (Deductions), net	29	3	(513)	1,169

Interest Charges, net
Interest on long-term debt	3,344	3,344	10,031	10,031
Other interest, net	192	126	767	375
	3,536	3,470	10,798	10,406
Amortization of debt expense and redemption premiums	76	76	229	229
Total Interest Charges, net	3,612	3,546	11,027	10,635

Income (Loss) Before Income Taxes	(1,061)	(5,243)	17,524	12,785

Income Taxes	(391)	(2,843)	7,149	4,327

Net Income (Loss)	$(670)	$(2,400)	$10,375	$8,458

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net Income (Loss)	$(670)	$(2,400)	$10,375	$8,458
Other Comprehensive Income, net	247	328	481	595
Comprehensive Income (Loss)	$(423)	$(2,072)	$10,856	$9,053

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$2,131	$7,357
Accounts receivable less allowance of $4,500 and $2,600, respectively	47,016	68,646
Intercompany receivable	19,000	2,000
Unbilled revenues	5,522	18,339
Current regulatory assets	17,317	21,456
Natural gas in storage, at average cost	38,676	36,922
Deferred income taxes	1,910	3,139
Prepayments	3,318	1,391
Other	3,568	3,131
Total Current Assets	138,458	162,381

Other investments	9,819	8,930

Net Property, Plant and Equipment	521,194	499,940

Regulatory Assets (future amounts owed from customers through the ratemaking process)	129,003	142,190

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,121	4,351
Deferred income taxes	-	638
Goodwill	134,931	134,931
Other	-	844
Total Deferred Charges and Other Assets	139,052	140,764

Total Assets	$937,526	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	24,248	40,300
Dividends payable	8,000	-
Accrued liabilities	17,761	18,089
Current regulatory liabilities	3,470	2,249
Taxes accrued	9,340	5,953
Interest accrued	1,697	1,941
Total Current Liabilities	67,033	71,049

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	1,545	-

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	167,508	160,675

Other Noncurrent Liabilities
Pension accrued	44,584	54,803
Other post-retirement benefits accrued	18,111	19,215
Other	14,814	16,300
Total Other Noncurrent Liabilities	77,509	90,318

Commitments and Contingencies

Capitalization
Long-term debt	233,827	235,715

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	379,737	396,937
Accumulated deficit	(8,310)	(18,685)
Accumulated other comprehensive loss	(84)	(565)
Net Common Stock Equity	390,104	396,448

Total Capitalization	623,931	632,163

Total Liabilities and Capitalization	$937,526	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$10,375	$8,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,751	26,965
Deferred income taxes	1,925	692
Pension expense	6,384	5,062
Deferred purchased gas	6,785	8,159
Other non-cash items, net	6,078	11,146
Changes in:
Accounts receivable, net	19,730	(8,321)
Unbilled revenues	12,817	9,212
Prepayments	(1,927)	474
Natural gas in storage	(1,754)	9,065
Accounts payable	(16,134)	(10,627)
Interest accrued	(243)	(217)
Accrued pension	(15,369)	(13,354)
Taxes accrued	3,387	(375)
Accrued liabilities	(736)	7,991
Other assets	888	(1,480)
Other liabilities	(4,283)	(1,841)
Total Adjustments	45,299	42,551
Net Cash provided by Operating Activities	55,674	51,009

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(34,700)	(26,660)
Intercompany receivable	(17,000)	(11,000)
Net Cash used in Investing Activities	(51,700)	(37,660)

Cash Flows from Financing Activities
Payment of common stock dividend	-	(19,000)
Distribution of capital	(9,200)	-
Net Cash used in Financing Activities	(9,200)	(19,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,226)	(5,651)
Balance at beginning of period	7,357	6,335
Balance at end of period	$2,131	$684

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,405	$865

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2012	1,407,072	$18,761	$396,937	$(18,685)	$(565)	$396,448

Net income				10,375		10,375
Other comprehensive income, net of tax					481	481
Distribution of capital			(17,200)			(17,200)
Balance as of September 30, 2013	1,407,072	$18,761	$379,737	$(8,310)	$(84)	$390,104